Exhibit 95.1
MINE SAFETY DISCLOSURES

The following disclosures are provided pursuant to Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) and Item 104 of Regulation S-K, which requires certain disclosures by companies required to file periodic reports under the Securities Exchange Act of 1934, as amended, that operate mines regulated under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”).

Mine Safety Information

Whenever the Federal Mine Safety and Health Administration (“MSHA”) believes a violation of the Mine Act, any health or safety standard or any regulation has occurred, it may issue a citation which describes the alleged violation and fixes a time within which the U.S. mining operator must abate the alleged violation. In some situations, such as when MSHA believes that conditions pose a hazard to miners, MSHA may issue an order removing miners from the area of the mine affected by the condition until the alleged hazards are corrected. When MSHA issues a citation or order, it generally proposes a civil penalty, or fine, as a result of the alleged violation, that the operator is ordered to pay. Citations and orders can be contested and appealed, and as part of that process, may be reduced in severity and amount, and are sometimes dismissed. The number of citations, orders and proposed assessments vary depending on the size and type (underground or surface) of the mine as well as by the MSHA inspector(s) assigned.

The following table includes information required by the Act for the quarter ended September 30, 2023.

APi Inc.

Three Months Ended September 30, 2023
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of the End of the Period (#)
SGI 4700148	0	0	0	0	0	0	0	No	No	0	0	0
Tilden Mine 2000422	0	0	0	0	0	0	0	No	No	0	0	0

APi Group Life Safety USA

Three Months Ended September 30, 2023
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of the End of the Period (#)
Pend Oreille Mine/4500366	0	0	0	0	0	0	0	No	No	0	0	0
Freeport-McMoRan Morenci Inc./0200024	0	0	0	0	0	0	0	No	No	0	0	0
Coeur Rochester /2601941	0	0	0	0	0	0	0	No	No	0	0	0
Continental Cement Company/2302434	0	0	0	0	0	0	0	No	No	0	0	0
Graymont Pilot Peak Plant / 2601906	0	0	0	0	0	0	0	No	No	0	0	0
American Soda LLC (Solvay Chemicals)/ 4801295	0	0	0	0	0	0	0	No	No	0	0	0
Big Island Mine & Refinery (Ciner Wyoming) / 48000154	0	0	0	0	0	0	0	No	No	0	0	0
US Borax Inc (Boron) / 400743	0	0	0	0	0	0	0	No	No	0	0	0

Davis Ulmer Sprinkler Company

Three Months Ended September 30, 2023
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of the End of the Period (#)
US Salt – Watkins Glen	0	0	0	0	0	0	0	No	No	0	0	0
Cargill – Watkins Glen	0	0	0	0	0	0	0	No	No	0	0	0
Cargill - Lansing	0	0	0	0	0	0	0	No	No	0	0	0
Cargill: 1252 PA-706, Wyalusing, PA 18853	0	0	0	0	0	0	0	No	No	0	0	0

The Jamar Company

Three Months Ended September 30, 2023
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of the End of the Period (#)
C6S	0	0	0	0	0	0	0	No	No	0	0	0
J03	0	0	0	0	0	0	0	No	No	0	0	0

Northland Constructors

Three Months Ended September 30, 2023
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of the End of the Period (#)
K400 / 2104045	1	0	0	0	0	0	0	No	No	0	0	0
Sparkle Wash/2103460	0	0	0	0	0	0	0	No	No	0	0	0
Argo/2103719	0	0	0	0	0	0	0	No	No	0	0	0
Grayhawk HP400/2103843	0	0	0	0	0	0	0	No	No	0	0	0
Rental/2103893	0	0	0	0	0	0	0	No	No	0	0	0
C2027	0	0	0	0	0	0	0	No	No	0	0	0

Viking Automatic Sprinkler

Three Months Ended September 30, 2023
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of the End of the Period (#)
US Steel – MinnTac 2100282	0	0	0	0	0	0	0	No	No	0	0	0
US Steel – KeeTac 2103352	0	0	0	0	0	0	0	No	No	0	0	0
Cleveland Cliffs – Eveleth pit and Forbes Pellet Plant 2103403 & 2103404	0	0	0	0	0	0	0	No	No	0	0	0
Cleveland Cliffs – NorthShore Mining, Silver Bay Pellet Plant and Babbitt pit 2100209 & 2100831	0	0	0	0	0	0	0	No	No	0	0	0
ArcelorMittal Minorca Mine – pit/ plant	0	0	0	0	0	0	0	No	No	0	0	0
Cleveland Cliffs – Hibbing Taconite 2101600	0	0	0	0	0	0	0	No	No	0	0	0